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                                                                 EXHIBIT 21

                 TEXAS REGIONAL BANCSHARES, INC.

                      List of Subsidiaries

                         March 22, 1996


                           JURISDICTION OF       PERCENTAGE
                           INCORPORATION/        OF VOTING
NAME                       ORGANIZATION          SECURITIES OWNED
----                       ---------------       ----------------
Texas State Bank                 Texas                  100%
Domicile: McAllen, Tx